RiverSource Variable Series Trust
Seligman Portfolios, Inc.

                            PLAN OF DISTRIBUTION AND
                            AGREEMENT OF DISTRIBUTION
                              AMENDED AND RESTATED

The Plan of Distribution ("Plan") and Agreement of Distribution ("Agreement"), effective May 1, 2009, amended and restated April 6, 2010 (together "Plan and Agreement"), is by and between RiverSource Fund Distributors, Inc. ("RiverSource Fund Distributors" or the "Distributor"), a Delaware corporation, principle underwriter of RiverSource Variable Series Trust and Seligman Portfolios, Inc. pursuant to a separate distribution agreement ("Distribution Agreement"), for distribution services to the funds, and RiverSource Variable Series Trust, a Massachusetts business trust, and Seligman Portfolios, Inc., a Maryland corporation ("Registrant" or "Registrants"), on behalf of their underlying series (each a "fund" and collectively the "funds") and share classes, listed in Schedule A. The terms "Fund" or "Funds" are used to refer to either the Registrants or the underlying series as context requires.

The Plan and Agreement are separate and each has been approved by members of the Board of Directors or Trustees (the "Board") of the Funds who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Plan and Agreement, or any related agreement, and all of the members of the Board, in person, at a meeting called for the purpose of voting on the Plan and Agreement.

1.   Reimbursement Plan

     1.1 The Fund will reimburse the Distributor for various costs paid and accrued in connection with the distribution of the Funds' shares and the servicing of owners of the Funds through variable life insurance or annuity contracts, as set forth in the fee schedule included in Schedule A.

2.   Services Provided and Expenses Borne by Distributor

     2.1 RiverSource Fund Distributors shall provide distribution and underwriting services and shall bear all distribution related expenses to the extent specified in the Distribution Agreement.

     2.2 Each Fund recognizes and agrees that RiverSource Fund Distributors may offer the Funds' shares to one or more affiliated or unaffiliated life insurance companies ("Life Companies") for purchase on behalf of certain of their separate accounts for the purpose of funding variable life insurance contracts or variable annuity contracts or both (collectively referred to as "Variable Contracts") and may compensate such Life Companies for providing services to Variable Contract owners or in connection with the distribution of Fund shares.

3.   Services

     3.1 The Funds shall reimburse RiverSource Fund Distributors at a rate not to exceed the rate set forth in Schedule A as partial consideration for the services it provides that are

RiverSource Variable Series Trust
Seligman Portfolios, Inc.

          intended to benefit the Variable Contract owners and not the Life Companies' separate accounts that legally own the shares. Such services may include printing and mailing prospectuses, Statements of Additional Information, supplements, and reports to existing and prospective Variable Contract owners; preparation and distribution of advertisement, sales literature, brokers' materials and promotional materials relating to the Funds; presentation of seminars and sales meetings describing or relating to the Funds; training sales personnel regarding the Funds; compensation of sales personnel for sale of the Funds' shares; compensation of sales personnel for assisting Life Companies or Variable Contract owners with respect to the Funds' shares; overhead of RiverSource Fund Distributors and its affiliates appropriately allocated to the promotion of sale of the Funds' shares; and any other activity primarily intended to result in the sale of the Funds' shares, including payments to Life Companies.

4.   Reports

     4.1 RiverSource Fund Distributors shall provide all information relevant and necessary for the Board to make informed determinations about whether each of the Plan and Agreement should be continued and shall: submit quarterly a report that sets out the expenses paid or accrued by it, the names of the Life Companies to whom the Funds' shares are sold, and the payments made to each Life Company that has been reimbursed; use its best efforts to monitor the level and quality of services provided by it and each Life Company to which payment is made and to assure that in each case legitimate services are rendered in return for the reimbursement pursuant to the Plan and Agreement; and meet with the Funds' representatives, as reasonably requested, to provide additional information.

5.   Miscellaneous

     5.1 RiverSource Fund Distributors represents that it will provide full disclosure of the Funds' 12b-1 Plan and Agreement in the Funds' prospectus.

     5.2 All payments by RiverSource Fund Distributors to Life Companies shall be made pursuant to a written agreement. The written agreement shall: require disclosure of the fees in accordance with applicable laws; provide for termination at any time without penalty as required by Rule 12b-1; and continue so long as its continuance is done in accordance with the requirements of Rule 12b-1.

     5.3 The Funds represent that the Plan and the Agreement has been approved as required by Rule 12b-1 and may continue for more than one year so long as it is continued as required by Rule 12b-1. The Plan shall continue until terminated by action of the members of the Funds' Board who are not interested persons of the Funds and have no direct or indirect financial interest in the operations of the Plan, and the related Agreement will terminate automatically in the event of an assignment as that term is defined in the Investment Company Act of 1940.

     5.4 Neither the Plan nor the Agreement may be amended to materially increase the amount

RiverSource Variable Series Trust
Seligman Portfolios, Inc.

          of the payments without the approval of the outstanding voting securities.

     5.5 This Plan and Agreement shall be governed by the laws of the State of Minnesota.

     5.6 For Each Fund that is organized as a Massachusetts Business Trust. A copy of the Declaration of Trust, together with all amendments, is on file in the office of the Secretary of State of the Commonwealth of Massachusetts. The execution and delivery of this Agreement has been authorized by the Trustees and the Agreement has been signed by an authorized officer of the Fund. It is expressly agreed that the obligations of the Fund under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund, personally, but bind only the assets and property of the Fund, as provided in the Declaration of Trust.

IN WITNESS WHEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

RIVERSOURCE VARIABLE SERIES TRUST
SELIGMAN PORTFOLIOS, INC.


/s/ Patrick T. Bannigan
------------------------------------
Patrick T. Bannigan
President


RIVERSOURCE FUND DISTRIBUTORS, INC.


/s/ William F. Truscott
------------------------------------
William F. Truscott
Chairman of the Board and
Chief Executive Officer

RiverSource Variable Series Trust
Seligman Portfolios, Inc.

SCHEDULE A

RiverSource Variable Series Trust is a Massachusetts business trust and Seligman Portfolios, Inc. is a Maryland corporation.

                                                                             CLASSES
                                                                   ---------------------------
                              FUNDS                                CLASS 2   CLASS 3   CLASS 4
                              -----                                -------   -------   -------
RIVERSOURCE VARIABLE SERIES TRUST
Disciplined Asset Allocation Portfolios - Aggressive               Class 2*     --        --
Disciplined Asset Allocation Portfolios - Conservative             Class 2*     --        --
Disciplined Asset Allocation Portfolios - Moderate                 Class 2*     --        --
Disciplined Asset Allocation Portfolios - Moderately Aggressive    Class 2*     --        --
Disciplined Asset Allocation Portfolios - Moderately
   Conservative                                                    Class 2*     --        --
RiverSource Variable Portfolio - Balanced Fund                        --     Class 3      --
RiverSource Variable Portfolio - Cash Management Fund              Class 2   Class 3      --
RiverSource Variable Portfolio - Diversified Bond Fund             Class 2   Class 3      --
RiverSource Variable Portfolio - Diversified Equity Income Fund    Class 2   Class 3      --
RiverSource Variable Portfolio - Dynamic Equity Fund               Class 2   Class 3      --
RiverSource Variable Portfolio - Global Bond Fund                  Class 2   Class 3      --
RiverSource Variable Portfolio - Global Inflation Protected
   Securities Fund                                                 Class 2   Class 3      --
RiverSource Variable Portfolio - High Yield Bond Fund              Class 2   Class 3      --
RiverSource Variable Portfolio - Income Opportunities Fund         Class 2   Class 3      --
RiverSource Variable Portfolio - Limited Duration Bond Fund        Class 2     --         --
RiverSource Variable Portfolio - Mid Cap Growth Fund               Class 2   Class 3      --
RiverSource Variable Portfolio - Mid Cap Value Fund                Class 2   Class 3      --
RiverSource Variable Portfolio - S&P 500 Index Fund                   --     Class 3      --
RiverSource Variable Portfolio - Short Duration U.S. Government
   Fund                                                            Class 2   Class 3      --
RiverSource Variable Portfolio - Strategic Income Fund             Class 2     --         --
Seligman Variable Portfolio - Growth Fund                          Class 2   Class 3      --
Seligman Variable Portfolio - Large Cap Value Fund                 Class 2   Class 3      --
Seligman Variable Portfolio - Smaller Cap Value Fund               Class 2   Class 3      --
Threadneedle Variable Portfolio - Emerging Markets Fund            Class 2   Class 3      --
Threadneedle Variable Portfolio - International Opportunity Fund   Class 2   Class 3      --
Variable Portfolio - Aggressive Portfolio                          Class 2     --      Class 4
Variable Portfolio - Conservative Portfolio                        Class 2     --      Class 4
Variable Portfolio - Moderate Portfolio                            Class 2     --      Class 4
Variable Portfolio - Moderately Aggressive Portfolio               Class 2     --      Class 4
Variable Portfolio - Moderately Conservative Portfolio             Class 2     --      Class 4
Variable Portfolio - AllianceBernstein International Value Fund    Class 2     --         --
Variable Portfolio - American Century Diversified Bond Fund        Class 2     --         --
Variable Portfolio - American Century Growth Fund                  Class 2     --         --
Variable Portfolio - Columbia Wanger U.S. Equities Fund            Class 2     --         --
Variable Portfolio - Columbia Wanger International Equities Fund   Class 2     --         --
Variable Portfolio - Davis New York Venture Fund                   Class 2     --         --
Variable Portfolio - Eaton Vance Floating-Rate Income Fund         Class 2     --         --
Variable Portfolio - Goldman Sachs Mid Cap Value Fund              Class 2     --         --
Variable Portfolio - Invesco International Growth Fund             Class 2     --         --
Variable Portfolio - J.P. Morgan Core Bond Fund                    Class 2     --         --
Variable Portfolio - Jennison Mid Cap Growth Fund                  Class 2     --         --
Variable Portfolio - MFS Value Fund                                Class 2     --         --
Variable Portfolio - Marsico Growth Fund                           Class 2     --         --
Variable Portfolio - Mondrian International Small Cap Fund         Class 2     --         --
Variable Portfolio - Morgan Stanley Global Real Estate Fund        Class 2     --         --
Variable Portfolio - NFJ Dividend Value Fund                       Class 2     --         --
Variable Portfolio - Partners Small Cap Growth Fund                Class 2     --         --

RiverSource Variable Series Trust
Seligman Portfolios, Inc.

                                                                             CLASSES
                                                                   ---------------------------
                              FUNDS                                CLASS 2   CLASS 3   CLASS 4
                              -----                                -------   -------   -------
Variable Portfolio - Partners Small Cap Value Fund                 Class 2     --         --
Variable Portfolio - PIMCO Mortgage-Backed Securities Fund         Class 2     --         --
Variable Portfolio - Pyramis International Equity Fund             Class 2     --         --
Variable Portfolio - UBS Large Cap Growth Fund                     Class 2     --         --
Variable Portfolio - Wells Fargo Short Duration Government Fund    Class 2     --         --
SELIGMAN PORTFOLIOS, INC.
Seligman Capital Portfolio                                         Class 2     --         --
Seligman Communications and Information Portfolio                  Class 2     --         --
Seligman Global Technology Portfolio                               Class 2     --         --
Seligman Large-Cap Value Portfolio                                 Class 2     --         --
Seligman Smaller-Cap Value Portfolio                               Class 2     --         --

* The single class of shares of Disciplined Asset Allocation Portfolios - Aggressive, Disciplined Asset Allocation Portfolios - Conservative, Disciplined Asset Allocation Portfolios - Moderate, Disciplined Asset Allocation Portfolios - Moderately Aggressive and Disciplined Asset Allocation Portfolios - Moderately Conservative for the purposes of this Agreement is referred to as Class 2 shares.

                                  FEE SCHEDULE

The maximum fee for services under this Plan and Agreement shall be the lesser of the amount of expenses eligible for reimbursement (including any unreimbursed expenses) or a rate equal on an annual basis to the following percentage of the average daily net assets of the Fund attributable to the applicable class:

CLASS      FEE
-------   -----
Class 2    0.25%
Class 3   0.125%
Class 4    0.25%

Payments under the Plan and Agreement shall be made within five (5) business days after the last day of each month. At the end of each calendar year, RiverSource Fund Distributors shall furnish a declaration setting out the actual expenses it has paid and accrued. Any money that has been paid in excess of the amount of these expenses shall be returned to the Funds.